Exhibit 10.16

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of May 9, 2006 (this “Agreement”), by and among SABRE COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (the “Company”), CORINTHIAN SC LLC, a Delaware limited liability company (“Corinthian”), D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Zwirn”), and James D. Mack (“Mack”, together with Corinthian and Zwirn, the “Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain subscription agreement, of even date herewith, among the Company and the Holders (other than Zwirn), the Holders (other than Zwirn) are acquiring from the Company an aggregate of 1,550,000 shares of common stock, par value $0.01 per share (“Common Stock”) of the Company;

WHEREAS, prior to the execution and delivery of this Agreement, Corinthian acquired 10 shares of Common Stock;

WHEREAS, pursuant to that certain Loan and Security Agreement of even date herewith, by and among the Company, the financial institutions who are or thereafter become parties thereto and Zwirn, as agent for the lenders, the Company issuing to Zwirn that certain Warrant to Purchase Common Stock of the Company of even date herewith, pursuant to which Zwirn may purchase up to 134,783 shares (subject to adjustment as provided therein) of Common Stock;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Definitions.  The following terms shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Affiliate” means, with respect to any Person, any (i) officer, director, partner or holder of more than 5% of the outstanding equity interests of such Person or (ii) other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.  A Person will be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the “controlled” Person, whether through ownership of voting securities, by contract, or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits, schedules or annexes to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” has the meaning given to it in the recitals hereto.

“Corinthian” has the meaning given to it in the caption hereto.

“Demand Registration” has the meaning given to it in Section 2(a).

“Effectiveness Period” has the meaning given to it in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Governmental Entity” means any federal, state, local or foreign government, political subdivision, legislature, court, agency, department, bureau, commission or other governmental regulatory authority, body or instrumentality, including any industry or other non-governmental self-regulatory organizations.

“Holders” has the meaning given to it in the caption hereto.

“Inspectors” has the meaning given to it in Section 4(j).

“Mack” has the meaning given to it in the caption hereto.

“NASD” means the National Association of Securities Dealers, Inc., or any successor corporation thereto.

“Person” means an individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or any Governmental Entity or quasi-governmental body or regulatory authority.

“Piggyback Holder” has the meaning given to it in Section 3(a).

“Piggyback Registration” has the meaning given to it in Section 3(a).

“Records” has the meaning given to it in Section 4(j).

“Registrable Securities” means, collectively, (i) the shares of Common Stock owned by the Holders on the date hereof, (ii) any shares of Common Stock hereafter acquired by any Holder and (iii) any shares of Common Stock hereafter distributed to the Holders by the Company as a stock dividend or otherwise; provided, however, that any such securities shall cease to be Registrable Securities when (a) such securities shall have been registered under the Securities Act, the registration statement with respect to the sale of such securities shall have become effective under the Securities

Act and such securities shall have been disposed of pursuant to such effective registration statement; (b) such securities shall have been otherwise transferred, if new certificates or other evidence of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities law then in force; or (c) such securities shall cease to be outstanding.

“Registration Expenses” has the meaning given to it in Section 5.

“Requesting Holder” has the meaning given to it in Section 2(a).

“Requesting Notice” has the meaning given to it in Section 2(a).

“Revoking Holder” has the meaning given to it in Section 2(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Zwirn” has the meaning given to it in the caption hereto.

2.             Demand Registration Rights.

(a)           Right to Demand.  At any time, Corinthian may make a written request (the “Requesting Holder”), which request will specify the aggregate number of Registrable Securities to be registered and the intended methods of distribution thereof (a “Request Notice”) to the Company for registration with the Commission in accordance with the Securities Act of all or part of the Registrable Securities then owned by the Requesting Holder (a “Demand Registration”).  The Company shall have the right to defer such Demand Registration for a single period not to exceed ninety (90) days (but in no event after such registration statement has become effective) if in the reasonable, good faith determination of the Board of Directors of the Company (written notice of which shall be provided promptly to the Requesting Holder) the filing of a registration statement pursuant to the Demand Registration would be seriously detrimental to the Company due to a pending or contemplated financing, material acquisition or disposition or other material transaction involving the Company or its subsidiaries.  The right of the Company to defer a Demand Registration may not be exercised by the Company more than once in any twelve (12) month period.  The Company shall not be obligated to maintain the effectiveness of a registration statement filed pursuant to a Demand Registration for more than (x) one hundred twenty (120) days or (y) such shorter period when all of the Registrable Securities covered by such registration have been sold pursuant thereto; provided, however, that for a Demand Registration filed on a Form S-3 (or any successor form), such registration statement shall be maintained by the Company for the later of (x) one hundred twenty (120) days and (y) the date on which all of the Registrable Securities covered by such registration have been sold pursuant thereto (the “Effectiveness Period”).  Notwithstanding the foregoing, the Company shall not be obligated to effect more than one Demand Registration in any 90-day period following an Effectiveness Period or such longer period not to exceed 180 days as requested by an underwriter pursuant to Section 7.  Upon any such request for a Demand Registration, the Company will deliver any notices required by Section 3 and thereupon the Company will, subject to Section 2(f) and 3(c) hereof, use its best efforts to effect the prompt registration under the Securities Act of:

(i)            the Registrable Securities that the Company has been so requested to register by the Requesting Holder as contained in the Request Notice, and

(ii)           all other Registrable Securities that the Company has been requested to register by the Piggyback Holders,

all to the extent required to permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition of each seller of such Registrable Securities.

(b)           Number of Demand Registration.  The Company will not be required to effect more than three (3) registrations pursuant to this Section 2 on behalf of Corinthian; provided, that, at any time in which the Company is eligible to register shares of Common Stock on Form S-3 (or any successor form), Corinthian shall have an unlimited number of demand registrations on Form S-3.  It is hereby acknowledged and agreed by the parties that any Registrable Securities included in a registration statement on behalf of Corinthian as a Piggyback Holder will not count as a Demand Registration.

(c)           Revocation.  The Requesting Holder may, at any time prior to the effective date of the registration statement relating to a Demand Registration, revoke such request by providing a written notice thereof to the Company (the “Revoking Holder”).  The Revoking Holder shall reimburse the Company for all its expenses incurred in the preparation, filing and processing of the registration statement.  If pursuant to the terms of this Section 2(c), the Revoking Holder reimburses the Company for its reasonable expenses incurred in the preparation, filing and processing of any registration statement requested and subsequently revoked by such Revoking Holder, the attempted registration by such requested and subsequently revoked registration statement shall not be deemed to be a Demand Registration.  Notwithstanding the foregoing, the Requesting Holder may, at any time within twenty (20) days after receipt of a notice from the Company delaying the Demand Registration, revoke such request by providing written notice thereof to the Company and the attempted Demand Registration shall not be deemed to be a Demand Registration, notwithstanding that such Requesting Holder shall not reimburse the Company for any expenses incurred in the preparation, filing and processing of any registration statement.

(d)           Effective Registration.  A registration will not count as a Demand Registration and the Requesting Holder shall not be required to reimburse the Company for its expenses incurred in the preparation, filing and processing of any registration statement (except as provided in clause (i)(x)): (i) if the Requesting Holder determines in its good faith judgment to withdraw the proposed registration of any Registrable Securities requested to be registered (x) due to marketing or regulatory reasons subject to the Requesting Holder reimbursing the Company for its expenses in accordance with Section 2(c) above, or (y) due to a material adverse change in the Company; (ii) if such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason whatsoever and the Company fails to promptly have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Requesting Holder’s satisfaction; or (iii) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to any such demand are not satisfied.

(e)           Selection of Underwriters.  If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the Requesting Holder will have the right to select the managing underwriter(s) to administer the offering subject to the approval of the Company, which will not be unreasonably withheld, conditioned or delayed.

(f)            Priority on Demand Registration.  If the managing underwriter or underwriters of a Demand Registration advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such Demand Registration exceeds the number that can be sold, or adversely affects the price at which the Registrable Securities are to be sold, in such offering, the Company will include in such registration only the number of Registrable Securities that, in the opinion of such underwriter or underwriters, can be sold in such offering without such material adverse effect.  The Registrable Securities so included in such Demand Registration shall be apportioned (i) first, pro rata among the Requesting Holder and the Piggyback Holders and (ii) second, pro rata among any other shares of Common Stock, in each case according to the total number of shares of Registrable Securities requested for inclusion by such selling Holders, or in such proportions as mutually agreed among such selling Holders.

3.             Company Registration.

(a)           Right to Piggyback on Registration of Common Stock.  Subject to Section 3(c), if at any time or from time to time the Company proposes to register any class of equity security (as defined in Section 3(a)(11) of the Securities Act) of the Company under the Securities Act in connection with a public offering of such equity security on any form (other than Form S-4 or Form S-8 or any similar successor forms or another form used for a purpose similar to the intended use for such forms) (a “Piggyback Registration”), whether for its own account or for the account of one or more stockholders of the Company, the Company shall each such time promptly give each Holder written notice of such determination (in any event within 10 business days after its receipt of a Request Notice for a Demand Registration); provided, however, that such notice of a Piggyback Registration shall be given at least thirty (30) days prior to the anticipated effective date of such Piggyback Registration.  Upon the written request of any Holder (the “Piggyback Holder”) given within ten (10) business days after the date of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities held by such Holder that the Holder has requested to be registered; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of all such securities, the Company may, at its election, give written notice of such determination to each Piggyback Holder and (i) in the case of a determination not to register all of such securities, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith); and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.  No registration effected under this Section 3 shall relieve the Company of its obligation to effect any registration upon demand under Section 2.

(b)           Selection of Underwriters.  If any Piggyback Registration involves an underwritten primary offering, the Company shall have sole discretion in the selection of any underwriter or underwriters to manage such Piggyback Registration.

(c)           Priority on Piggyback Registrations.  In the event that the Piggyback Registration includes an underwritten offering, the Company shall so advise the Holders as part of the written notice given pursuant to Section 3(a) and the registration rights provided in Section 3(a) shall be subject to the condition that if the managing underwriter or underwriters of a Piggyback Registration advise the Company in writing (a copy of which shall be provided to the applicable Holders) that in its or their opinion the number of Registrable Securities proposed to be sold in such Piggyback Registration exceeds the number that can be sold, and would materially adversely affect the price at which the Registrable Securities are to be sold, in such offering, the Company (or the Holders, as the case may be) will include in such registration only the number of Registrable Securities that, in the opinion of such underwriter or underwriters can be sold in such offering without such material adverse effect.  The Registrable Securities so included in such Piggyback Registration shall be apportioned (A) in the case of a primary registration on behalf of the Company, (i) first, to any shares of Common Stock that the Company proposes to sell, (ii) second, pro rata among the other Piggyback Holders and (iii) third, pro rata among other shares included in such Piggyback Registration, in each case according to the total number of shares of the Registrable Securities requested for inclusion by selling stockholders, or in such other proportions as shall mutually be agreed to among such selling stockholders; and (B) in the case of a Demand Registration, as provided in Section 2(f), and (C) in the case of a secondary registration not governed by Section 2, as set forth in this Section 3 after giving priority to the Persons for whom such registration was initiated (which shall not be any Holder).

4.             Registration Procedures.  If the Company is required by the provisions of Section 2 or 3 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

(a)           prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of time required for the disposition of such securities by the Holders thereof, but not to exceed the Effectiveness Period;

provided that the Company will, at least five (5) business days prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Holder of Registrable Securities covered by such registration statement copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such Holder (and its attorneys) during such 5-business day period and the Company will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Holder to which such Holder shall reasonably object in writing;

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement for a period of not less than the Effectiveness Period (but not prior to the expiration of the time period referred to);

(c)           furnish, to such selling Holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling Holders may reasonably request;

(d)           use its best efforts to register or qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States and Puerto Rico as each Holder of Registrable Securities shall request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdictions of the securities covered by such registration statement;

(e)           furnish, in connection with any registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Securities becomes effective, (1) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder(s) of Registrable Securities included in such registration statement, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter, dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder(s) of Registrable Securities being registered and, if such accountants refuse to deliver such letter to such Holder(s), then to the Company in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holder(s) shall reasonably request.  Such opinion of counsel shall additionally cover such other legal matters regarding the registration in respect of which such opinion is being given as such Holder(s) may reasonably request consistent with opinions customarily provided in similar transactions.  Such comfort letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such comfort letter) with respect to the registration in respect of which such letter is being given as such Holders of the Registrable Securities being so registered may reasonably request consistent with comfort letters customarily provided in similar transactions;

(f)            enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(g)           otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its Holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;

(h)           after the filing of the registration statement, promptly notify each Holder of Registrable Securities covered thereby of the effectiveness of the registration statement and of any stop order issued or threatened by the Commission (or any successor commission or agency having similar powers) and promptly notify each such Holder of the lifting or withdrawal of any such order;

(i)            immediately notify each Holder of Registrable Securities covered by the registration statement at any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event of which it has knowledge as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the investors of such securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(j)            make available for inspection by any Holder of Registrable Securities covered by the registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors and cause the senior management of the Company and its subsidiaries to participate in any “road show” presentations to investors, in each case in connection with such registration statement.  Each such Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public.  Each such Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(k)           use its reasonable best efforts to list all Registrable Securities covered by such registration on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded (or if not yet listed or traded on any exchange or quotation system, cause such Registrable Securities to be so listed or traded; and

(l)            provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the registration statement.

It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities that are to be registered at the request of any Holder that (i) such Holder shall furnish to the Company such information regarding itself, the securities held by such Holder and in the case of a Demand Registration the intended method of disposition thereof as the Company shall reasonably request and as shall be required under the Securities Act in connection with the action taken by the Company and (ii) that such Holder shall deliver and perform under such underwriting and selling shareholder agreements as may be reasonably requested by the underwriters.

5.             Expenses.  All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD and listing the Registrable Securities on a securities exchange), printing expenses, fees and disbursements of counsel for the Company, fees and expenses of any special experts retained by the Company in connection with such registration, customary fees and expenses for independent certified public accountants retained by the Company (including the fees and expenses relating to the delivery of any comfort letter or any special audits incident to or required by any such registration), expenses of complying with the securities or “blue sky” laws of any jurisdictions pursuant to Section 4(d) (including the fees and expenses of local counsel), and the fees and expenses of counsel for the Holders) (collectively, “Registration Expenses”) shall be paid promptly by the Company, except that the Company shall not be liable for any fees, discounts or commissions to any underwriter in respect of the securities sold by the Holders.

6.             Indemnification and Contribution.

(a)           In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holder, such Holder’s members, partners, directors and officers, and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls such Holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such member, partner, director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such member, partner, director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such Holder or such member, partner, director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such member, director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such Holder.

(b)           In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each selling Holder severally and not jointly shall indemnify and hold harmless the Company, its directors and officers, and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls the Company or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, where such statement is in conformity with written information provided by such Holder expressly for use therein, and shall reimburse the Company or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by the Company or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Holder shall not be liable for any amounts in excess of the net proceeds received by such Holder for the sale of its Registrable Securities.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such Holder.

(c)           If the indemnification provided for in this Section 6 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not also guilty of such fraudulent misrepresentation.  Each Holder’s obligation to contribute pursuant to this Section 6 is several in the proportion that the proceeds of the offering received by such Holder bear to the total proceeds of the offering received by all such Holders and not joint.

7.             Market Stand-Off Agreement.  (a) If requested by an underwriter of securities of the Company, each Holder shall not sell or otherwise transfer or dispose of any securities held by such Holder during the one hundred eighty (180) day period following the effective date of a registration statement.

(b)           If requested by an underwriter of securities of the Company, the Company shall not issue or otherwise sell, transfer or dispose of any securities of the Company during the 180-day period following the effective date of a registration statement.

8.             Reports Under the Exchange Act.  With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of securities of the Company to the public without registration after such times as a public market exists for the equity securities of the Company, the Company agrees to:

(a)           make and keep public information available in accordance with Rule 144 promulgated under the Securities Act at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)           take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 (or any successor form) for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its equity securities to the general public is declared effective;

(c)           file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(d)           furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 180 days after the effective date of the first registration statement filed by the Company for an offering of its equity securities to the general public) and of the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

9.             Miscellaneous.

(a)           Remedies.  The Company acknowledges and agrees that in the event of any breach of this Agreement, the Holders would be irreparably harmed and could not be made whole by monetary damages.  It is accordingly agreed that the Company shall waive the defense in any action for specific performance that a remedy at law would be adequate and that the Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

(b)           Amendments and Waivers.  This Agreement may not be amended, terminated, modified or supplemented, and no waivers of or consents to departures from the provisions hereof may be given unless approved by Holders owning at least a majority of the Registrable Securities.

(c)           Notices.  All notices and other communications hereunder (each, a “Notice”) shall be (i) delivered by hand; (ii) sent by nationally recognized overnight courier; (iii) mailed by first-class certified or registered United States mail, postage-prepaid and return receipt requested, or (iv) sent by facsimile transmission (with a confirmed receipt thereof), in each case to the address of the party to receive such notice or other communication set forth below, or at such other address as any party hereto may from time to time advise the other parties in a Notice pursuant to this Section 9(c):

(i)            If to the Company, to it at:

Sabre Communications Holdings, Inc.
c/o Corinthian Equity Fund, L.P.
153 East 53rd Street, 59th Floor
New York, New York 10022
Attention:  Mr. Peter Van Raalte

Fax:  (212) 920-2399

With a copy to:

Proskauer Rose, LLP
1585 Broadway
New York, New York 10036
Attention:  James D. Meade, Esq.
Fax:  (212) 969-2900

(ii)           If to Corinthian, to it at:

Corinthian SC LLC

c/o Corinthian Equity Fund, L.P.
153 East 53rd Street, 59th Floor
New York, New York 10022
Attention:  Mr. Peter Van Raalte

Fax:  (212) 920-2399

With a copy to:

Proskauer Rose, LLP
1585 Broadway
New York, New York 10036

Attention:  James D. Meade, Esq.

Fax:  (212) 969-2900

(iii)          If to Mack, to him at:

248 Shadow Valley Bend

Dakota Dunes, South Dakota 57049

Fax:  (215) 997-2310

With a copy to:

Hagen, Wilka & Archer, P.C.
600 South Main Avenue, Suite 102
Sioux Falls, SD 57104
Attention: John F. Archer, Esq.
Fax:  (605) 334-4814

(iv)          If to any other Holder to it at its address as it appears in the records of the Company.

(d)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.  This Agreement may not be assigned by any party without the prior written consent of the other parties hereto; provided that Corinthian may assign to a transferee any of its rights hereunder, without the consent of any party, of not less than five percent (5%) of the Common Stock owned by Corinthian (determined on an as-converted basis) immediately after the date hereof; provided further that each Holder (other than Corinthian) may assign to a Permitted Transferee (as defined in that certain Stockholders Agreement of even date herewith, among the Company and the Holders) any of its rights hereunder, without the consent of any party, of all of the Common Stock owned by such Holder immediately after the date hereof.

(e)           Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies, obligations or liabilities under or by reason of this Agreement.

(f)            No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with or grant rights superior to or pari passu to the rights granted to the Holders in this Agreement.

(g)           Headings.  The headings and subheadings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)           Governing Law and Submission to Jurisdiction.  This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York (without regard to principles of conflict of laws).  Each of the parties hereto hereby consents to the exclusive jurisdiction of the United States District Court for the District of Delaware and the Chancery Court of the State of Delaware (and of the appropriate appellate courts therefrom) over any suit, action or proceeding arising out of or relating to this Agreement.  Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in accordance with this Section 9(h) has been brought in an inconvenient forum.  Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 9(c) shall be deemed effective service of process on such party.  Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.  WITH RESPECT TO ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM.

(i)            Severability.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(j)            Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein, and supersedes all prior arrangements or understandings, both oral and written, with respect thereto.

(k)   Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile transmission) each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

SABRE COMMUNICATIONS HOLDINGS, INC.

By:	/S/ JAMES MACK
	Name:	JAMES MACK
	Title:	PRESIDENT

CORINTHIAN SC, LLC

By:	/S/ PETER YAN RAALTE
	Name:	PETER YAN RAALTE
	Title:	MANAGER

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.
By: D.B. Zwirn Partners, LLC, its general partner
By: Zwirn Holdings, LLC, its managing partner

By:	[ILLEGIBLE]
Name:
Title:

/s/ James D. Mack
James D. Mack